Exhibit 99.1

PokerTek Announces Results for Fourth Quarter 2006 and Fiscal Year-End 2006

2006 Software Licensing Revenue increases over 200% to $824,000

CHARLOTTE, NC—(BUSINESS WIRE)—February 20, 2007—PokerTek™, Inc. (NASDAQ: PTEK) today announced financial results for the three months and year ended December 31, 2006. Net loss for the fourth quarter of fiscal 2006 was approximately $3,007,000, or ($0.32) per diluted share, compared with net loss of approximately $1,249,000, or ($0.14) per diluted share, in the fourth quarter of 2005. Net loss for the year ended December 31, 2006 was approximately $9,146,000, or ($0.97) per diluted share, compared with net loss of approximately $3,701,000, or ($0.49) per diluted share, in the year ended December 31, 2005.

Fourth Quarter Financial Results

Q4 Highlights

•	Installed 47 tables during the quarter

•	Quarterly license fee revenue increased sequentially by 44.3%, from $135,000 to $195,000

•	Introduced several PokerPro® product enhancements, including the PokerPro®Heads-Up™ table, the addition of Omaha and the ability to run multi-table tournaments.

"We made significant progress toward our goals both during the fourth quarter and throughout 2006," stated Lou White, PokerTek's Chief Executive Officer. "We expanded our customer base from two customers in 2005 to sixteen customers at over 30 sites, bringing our total installed systems to 77 PokerPro tables. We continue to build a strong pipeline both domestically and internationally and anticipate continued growth during fiscal 2007. We are excited about the potential of our new product features, which are designed to make PokerPro more enjoyable for players and more profitable for operators. We continued to invest in the protection of our intellectual property by filing an additional 13 patent applications during the quarter, which brings our total patent applications to 50.”

Revenues from both license fees and equipment sales relating to the PokerPro system totaled approximately $954,000 during the three-month period ended December 31, 2006, up from approximately $267,000 in the same period in 2005. Revenues consisted of aggregate license fees for the three-month period ended December 31, 2006 and the same period in 2005 of approximately $195,000 and $228,000, respectively.

The quarterly net loss increased to approximately $3,007,000 from approximately $1,249,000 in the same period in 2005, creating a net loss per common share, basic and diluted, of ($0.32) compared to ($0.14) for the fourth quarter of fiscal year 2005. The increases in the following factors were the primary components affecting the increased loss for the fourth quarter of 2006 as compared to the fourth quarter of 2005: research and development related to the PokerPro Heads-Up table as well as continued product enhancements; employees’ salaries and benefits; costs associated with being a public company; fees related to compliance with licensing and regulatory requirements; depreciation expense primarily related to the PokerPro systems in place; travel expenses, primarily related to sales opportunities and trade shows; and advertising and marketing the PokerPro system.

Year-to-Date Financial Results

Revenues from both license fees and equipment sales totaled approximately $1,980,000, up from approximately $314,000 in the same period in 2005. Revenues consisted of: aggregate license fees for the year-ended December 31, 2006 and the same period in 2005 of approximately $824,000 and $270,000, respectively, and the remainder of revenue is primarily from equipment sales to our international distributor, Aristocrat International Pty. Limited.

The net loss increased to approximately $9,146,000 from approximately $3,701,000 in the same period in 2005, creating a net loss per common share, basic and diluted, of ($0.97) compared to ($0.49) for fiscal year 2005. The increases in the following factors were the primary components affecting the increased loss fiscal year 2006 as compared 2005: research and development related to the PokerPro Heads-Up table as well as continued product enhancements; employees’ salaries and benefits; costs associated with being a public company; fees related to compliance with licensing and regulatory requirements; depreciation expense primarily related to the PokerPro systems in place; travel expenses, primarily related to sales opportunities and trade shows; advertising and marketing the PokerPro system; and non-cash stock option expense recorded in accordance with Statement of Financial Accounting Standards No. 123R. Partially offsetting the increase in expenses was an increase in interest income. At December 31, 2006, PokerTek had no debt and approximately $9.4 million total cash and cash equivalents.

Conference Call

As previously announced on February 14, 2007, PokerTek will host a conference call on Tuesday, February 20, 2007 at 10:30 a.m. Eastern Standard Time to discuss its financial results for the fourth quarter and full year-end for fiscal year 2006.

Interested parties may listen to and participate in the conference call by dialing (866) 578-5747 (U.S./Canada) or (617) 213-8054 (Other) and entering passcode 44291665. The conference call will be webcast simultaneously through a link on our website, www.pokertek.com, under the heading “Investors,” as well as at www.earnings.com and www.streetevents.com. A replay of the conference call will be available approximately two hours after the conclusion of the call for approximately 24 hours by dialing (888) 286-8010 (U.S./Canada) or (617) 801-6888 (Other) and entering passcode 77754931. A replay of the conference call will also be made available for one year on our website, www.pokertek.com, under the heading “Investors.”

About PokerTek, Inc.

PokerTek™, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets PokerPro®, an automated poker table and a suite of software applications. PokerPro® was developed to increase casino revenue, reduce expenses and attract new players into poker rooms. Currently available is PokerPro®, the ten-seated table and PokerPro® Heads-Up™, a two-seated table that allows casinos to offer the heads-up poker format. PokerPro® tables are located in the United States, the United Kingdom, Australia, South Africa and several major cruise lines. For more information, please visit the company's website at www.pokertek.com or contact Becca Bernstein at 704.849.0860 x119.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by casinos and other customers, and the expected acceptance of the PokerPro systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition.  These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

PokerTek, Inc.
Balance Sheets

	December 31,
Assets	2006 (unaudited)	2005
Current Assets
Cash and cash equivalents	$9,353,501	$20,373,900
Trade and other receivables, net of allowance	272,389	151,200
Prepaid expenses and other assets	204,217	315,550
Inventory	1,900,996	600,675
Total current assets	11,731,103	21,441,325

Other Assets
Other assets	345,638	2,800
Property and equipment, net of accumulated depreciation	3,046,056	1,259,025

Total assets	$15,122,797	$22,703,150

Liabilities and Shareholder's Equity
Current Liabilities
Accounts payable and accrued expenses	$1,003,186	$214,465

Commitments	-	-

Shareholder's Equity
Preferred stock, no par value per share; authorized 5,000,000, none issued and outstanding	-	-
Common stock, no par value per share; authorized 100,000,000 shares, issued and outstanding 9,472,020 and 9,468,020 shares at December 31, 2006 and December 31, 2005, respectively	-	-
Capital	27,956,685	27,180,041
Accumulated deficit	(13,837,074)	(4,691,356)
Total shareholder's equity	14,119,611	22,488,685

Total liabilities and shareholder's equity	$15,122,797	$22,703,150

PokerTek, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended December 31,
	2006	2005

Revenues:
License Fee	$195,384	$228,400
Product Sales	758,311	38,588
Total revenues	953,695	266,988

Costs and operating expenses:
Cost of product sales	747,543	34,239
Selling, general and administrative	1,973,150	760,714
Research and development	1,125,561	778,712
Depreciation	259,644	99,343
	4,105,898	1,673,008

Operating loss	(3,152,203)	(1,406,020)

Non-operating income:
Net interest income	145,570	157,166

Net loss	$(3,006,633)	$(1,248,854)

Net Loss Per Common Share - Basic and Diluted:	$(0.32)	$(0.14)

Weighted Average Common Shares Outstanding - Basic and Diluted:	9,472,020	9,036,294

PokerTek, Inc.
Statements of Operations

	Years Ended December 31,
	2006 (unaudited)	2005

Revenues:
License Fee	$823,986	$270,400
Product Sales	1,155,931	43,948
Total revenues	1,979,917	314,348

Costs and operating expenses:
Cost of product sales	1,127,997	38,506
Selling, general and administrative	6,079,583	1,759,117
Research and development	3,949,223	2,287,795
Depreciation	709,593	119,783
	11,866,396	4,205,201

Operating loss	(9,886,479)	(3,890,853)

Non-operating income:
Net interest income	740,761	190,309

Net loss	$(9,145,718)	$(3,700,544)

Net Loss Per Common Share - Basic and Diluted:	$(0.97)	$(0.49)

Weighted Average Common Shares Outstanding - Basic and Diluted:	9,471,423	7,517,278